BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

REGISTERED GLOBAL SENIOR NOTE

This Note is a global security within the meaning of the Indenture dated as of January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depository”). This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION. THIS DEBT IS NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA CORPORATION. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA CORPORATION, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE FINAL TERMS OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

No. R-1	Registered
CUSIP No.: 060900206
Principal Amount: $28,520,000
Total Units: 2,852,000

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

MARKET INDEX TARGET-TERM SECURITIES®, LINKED TO THE S&P 500® INDEX, DUE FEBRUARY 28, 2014

REGISTERED GLOBAL SENIOR NOTE

ORIGINAL ISSUE DATE: February 27, 2009		☐	This Note is an Extendible Note at the Holder’s Option. [See attached Rider]

STATED MATURITY DATE: February 28, 2014		☐	This Note is an Extendible Note at the Issuer’s Option. [See attached Rider]

CURRENCY:		☐	This Note is an Amortizing Note. [See payment schedule in attached Final Terms]
☒ U.S. Dollars

☐ Other (specify):

☐	FIXED RATE NOTE

☐	FLOATING RATE NOTE	☒	See attached Final Term Sheet dated February 25, 2009 and Product Supplement No. MITTS-1 dated January 28, 2009 (collectively, the “Final Terms”)

☒	INDEXED NOTE	☐	See attached Principal Repayment Amount Rider

		☐	See attached Interest Payment Amounts or Supplemental Payment Amount Rider

☐	FLOATING RATE/FIXED RATE NOTE

RECORD DATES: Not Applicable		CALCULATION AGENT: Merrill Lynch, Pierce, Fenner & Smith Incorporated

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal amount specified above and any other amounts calculated in accordance with the provisions set forth in the Final Terms attached hereto, as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date). “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The principal and any other amounts so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment. Any such principal or other amounts not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payment of principal of, and premium, if any, and other amounts on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the Trustee maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Final Terms attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Final Terms attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Final Terms attached hereto.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated: February 27, 2009		BANK OF AMERICA CORPORATION

[CORPORATE SEAL]
By:
ATTEST:		Name:
Title:

By:
Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February 27, 2009	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[ATTACH FINAL TERMS]

2,852,000 Units
Market Index Target-Term Securities®
Linked to the S&P 500® Index,
due February 28, 2014
$10 principal amount per unit
Term Sheet No. 92

| | |
|---|---|
| Pricing Date | February 25, 2009 |
| Settlement Date | February 27, 2009 |
| Maturity Date | February 28, 2014 |
| CUSIP No. | 060900206 |

# Market Index Target-Term Securities®

- 100% participation in increases in the level of the S&P 500® Index, subject to a cap of 59.10%.
- A maturity of approximately 5 years
- 100% principal protected at maturity
- No periodic interest payments
- Application made to list on NYSE Arca under the symbol "MGJ"
- This debt is **not** guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program

STRUCTURED INVESTMENTS
PRINCIPAL PROTECTION
ENHANCED INCOME
MARKET PARTICIPATION
ENHANCED PARTICIPATION

The MITTS® are being offered by Bank of America Corporation (“BAC”). The MITTS will have the terms specified in this term sheet as supplemented by the documents indicated herein under “Additional Terms” (together, the “Note Prospectus”). Investing in the MITTS involves a number of risks. See “Risk Factors” on page TS-5 of this term sheet and beginning on page S-11 of product supplement MITTS-1.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BAC. References to “MLPF&S” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In connection with this offering, each of MLPF&S, its broker-dealer affiliate First Republic Securities Company, LLC (“First Republic”), and Banc of America Investment Services, Inc. (“BAI”) is acting as our selling agent. Each of MLPF&S and First Republic is acting in its capacity as principal and BAI will use its best efforts to sell the MITTS.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price (1)	$10.00	$28,520,000
Selling discount (1)	$ 0.25	$ 713,000
Proceeds, before expenses, to Bank of America Corporation	$ 9.75	$27,807,000

(1)	The public offering price and selling discount for any purchase of 500,000 units or more in a single transaction by an individual investor will be $9.95 per unit and $0.20 per unit, respectively.

“MITTS®” and “Market Index Target-Term Securities®” are registered service marks of our subsidiary, Merrill Lynch & Co., Inc.

“Standard & Poor’s®”, “Standard & Poor’s 500®”, “S&P 500®”, and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use in this offering by our subsidiary, MLPF&S. The MITTS are not sponsored, endorsed, sold, or promoted by Standard & Poor’s® and Standard & Poor’s® makes no representation regarding the advisability of investing in the MITTS.

Merrill Lynch & Co.		Banc of America Investment Services, Inc.
February 25, 2009

Summary

The Market Index Target-Term Securities® Linked to the S&P 500® Index, due February 28, 2014 (the “MITTS”), are our senior unsecured debt securities and are not guaranteed or insured by the Federal Deposit Insurance Corporation or secured by collateral. The MITTS will rank equally with all of our other unsecured and unsubordinated debt, and any payments due on the MITTS, including any repayment of principal, will be subject to the credit risk of BAC. The MITTS provide investors with a 100% participation rate in increases in the level of the S&P 500® Index (the “Index”) from the Starting Value of the Index, determined on February 25, 2009, the pricing date, to the Ending Value of the Index, determined during the Maturity Valuation Period, subject to a maximum return of 59.10% over the Original Offering Price. Investors must be willing to forgo interest payments on the MITTS and be willing to accept a return that is capped.

Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement MITTS-1.

Terms of the MITTS	Determining the Redemption Amount for the MITTS

On the maturity date, you will receive a cash payment per MITTS (the “Redemption Amount”) calculated as follows:

Hypothetical Payout Profile

This graph reflects the hypothetical return on the MITTS at maturity, based upon the Participation Rate of 100% and the Capped Value of $15.91 (a 59.10% return). The blue line reflects the hypothetical returns on the MITTS, while the dotted gray line reflects the hypothetical returns of a direct investment in the stocks included in the Index, excluding dividends.

This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value and the term of your investment.

Hypothetical Redemption Amount

Examples

Set forth below are three examples of Redemption Amount calculations (rounded to two decimal places) payable at maturity based upon the Participation Rate of 100%, the Base Value of $10.00 (per unit), the Starting Value of 764.90, the Minimum Redemption Amount of $10.00 (per unit), and the Capped Value of $15.91 (per unit):

Example 1—The hypothetical Ending Value is 90% of the Starting Value:

Starting Value:	764.90
Hypothetical Ending Value:	688.41

Redemption Amount = $10 +	[	$10 × 100% ×	(668.41 – 764.90)	]	= $9.00
764.90

Payment at maturity (per unit) = $10.00        (The Redemption Amount cannot be less than the $10.00 Minimum Redemption Amount.)

Example 2—The hypothetical Ending Value is 130% of the Starting Value:

Starting Value:	764.90
Hypothetical Ending Value:	994.37

Redemption Amount = $10 +	[	$10 × 100% ×	(994.37 – 764.90)	]	= $13.00
764.90

Payment at maturity (per unit) = $13.00

Example 3—The hypothetical Ending Value is 210% of the Starting Value:

Starting Value:	764.90
Hypothetical Ending Value:	1,606.29

Redemption Amount = $10 +	[	$10 × 100% ×	(1,606.29 – 764.90)	]	= $21.00
764.90

Payment at maturity (per unit) = $15.91        (The Redemption Amount cannot be greater than the Capped Value.)

The following table illustrates, for the Starting Value of 764.90, the Capped Value of $15.91 per unit, the Participation Rate of 100%, the Base Value of $10.00 per unit, the Minimum Redemption Amount of $10.00 per unit, and a range of hypothetical Ending Values of the Index:

▪	the percentage change from the Starting Value to the hypothetical Ending Value;
▪	the hypothetical Redemption Amount per unit of the MITTS (rounded to two decimal places);
▪	the total rate of return to holders of the MITTS;
▪	the pretax annualized rate of return to holders of the MITTS; and
▪

the pretax annualized rate of return of a hypothetical direct investment in the stocks included in the Index, which includes an assumed aggregate dividend yield of 3.71% per annum, as more fully described below.

Hypothetical Ending Value	Percentage Change from the Starting Value to the Hypothetical Ending Value	Hypothetical Redemption Amount per Unit	Total Rate of Return on the MITTS	Pretax Annualized Rate of Return on the MITTS (1)	Pretax Annualized Rate of Return of the Stocks Included in the Index (1)(2)
382.45	-50.00%	$10.00	0.00%	0.00%	-9.75%
458.94	-40.00%	$10.00	0.00%	0.00%	-6.31%
535.43	-30.00%	$10.00	0.00%	0.00%	-3.34%
611.92	-20.00%	$10.00	0.00%	0.00%	-0.72%
688.41	-10.00%	$10.00	0.00%	0.00%	1.63%
726.66	-5.00%	$10.00	0.00%	0.00%	2.72%
745.78	-2.50%	$10.00	0.00%	0.00%	3.25%
764.90 (3)	0.00%	$10.00 (4)	0.00%	0.00%	3.76%
784.02	2.50%	$10.25	2.50%	0.49%	4.27%
803.15	5.00%	$10.50	5.00%	0.98%	4.76%
841.39	10.00%	$11.00	10.00%	1.91%	5.71%
917.88	20.00%	$12.00	20.00%	3.68%	7.52%
994.37	30.00%	$13.00	30.00%	5.31%	9.19%
1,070.86	40.00%	$14.00	40.00%	6.84%	10.76%
1,147.35	50.00%	$15.00	50.00%	8.27%	12.23%
1,223.84	60.00%	$15.91 (5)	59.10%	9.50%	13.62%
1,300.33	70.00%	$15.91	59.10%	9.50%	14.94%
1,376.82	80.00%	$15.91	59.10%	9.50%	16.19%
1,453.31	90.00%	$15.91	59.10%	9.50%	17.38%
1,529.80	100.00%	$15.91	59.10%	9.50%	18.52%
1,606.29	110.00%	$15.91	59.10%	9.50%	19.61%
1,682.78	120.00%	$15.91	59.10%	9.50%	20.66%
1,759.27	130.00%	$15.91	59.10%	9.50%	21.66%
1,835.76	140.00%	$15.91	59.10%	9.50%	22.63%
1,912.25	150.00%	$15.91	59.10%	9.50%	23.56%
1,988.74	160.00%	$15.91	59.10%	9.50%	24.47%
2,065.23	170.00%	$15.91	59.10%	9.50%	25.34%
2,141.72	180.00%	$15.91	59.10%	9.50%	26.19%
2,218.21	190.00%	$15.91	59.10%	9.50%	27.01%
2,294.70	200.00%	$15.91	59.10%	9.50%	27.80%
2,371.19	210.00%	$15.91	59.10%	9.50%	28.58%

(1)	The annualized rates of return specified in this column are calculated on a semi-annual bond equivalent basis and assume an investment term from February 27, 2009 to February 28, 2014, the term of the MITTS.

(2)	This rate of return assumes:

(a)	a percentage change in the aggregate price of the stocks included in Index that equals the percentage change in the level of the Index from the Starting Value to the relevant hypothetical Ending Value;

(b)	a constant dividend yield of 3.71% per annum, paid quarterly from the date of initial delivery of the MITTS, applied to the level of the Index at the end of each quarter, assuming this level increases or decreases linearly from the Starting Value to the relevant hypothetical Ending Value; and

(c)	no transaction fees or expenses.

(3)	This is the Starting Value.

(4)	The amount you receive on the maturity date will not be less than the Minimum Redemption Amount of $10.00 per unit of the MITTS.

(5)	The Redemption Amount per unit of the MITTS cannot exceed the Capped Value of $15.91.

The above figures are for purposes of illustration only. The actual amount you receive and the resulting total and pretax annualized rates of return will depend on the actual Ending Value and the term of your investment.

Risk Factors

An investment in the MITTS involves significant risks. The following is a list of certain of the risks involved in investing in the MITTS. You should carefully review the more detailed explanation of risks relating to the MITTS in the “Risk Factors” sections included in the product supplement MITTS-1 and MTN prospectus supplement identified below under “Additional Terms.” We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the MITTS.

▪	You may not earn a return on your investment.

▪	Your yield may be less than the yield on a conventional debt security of comparable maturity.

▪	Your return on the MITTS, if any, is limited to the return represented by the Capped Value.

▪	Your investment return may be less than a comparable investment directly in the Index, or the stocks included in the Index.

▪	You must rely on your own evaluation of the merits of an investment linked to the Index.

▪

In seeking to provide you with what we believe to be commercially reasonable terms for the MITTS while providing the selling agents with compensation for their services, we have considered the costs of developing, hedging, and distributing the MITTS.

▪	We cannot assure you that a trading market for your MITTS will ever develop or be maintained.

▪	The Redemption Amount will not be affected by all developments relating to the Index.

▪	Standard & Poor’s® (“S&P®”) may adjust the Index in a way that affects its level, and S&P® has no obligation to consider your interests.

▪

You will have no rights as a holder of the securities represented by the Index, and you will not be entitled to receive any of those securities or dividends or other distributions of the issuers of those securities.

▪	Except to the extent that our common stock is included in the Index, we do not control any company included in the Index, and are not responsible for any disclosure made by any other company.

▪

If you attempt to sell MITTS prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways and their market value may be less than their Original Offering Price.

▪	Payments on MITTS are subject to our credit risk, and changes in our credit ratings are expected to affect the value of MITTS.

▪	Purchases and sales by us and our affiliates may affect your return.

▪	Our trading and hedging activities may create conflicts of interest with you.

▪	Our hedging activities may affect your return at maturity and the market value of the MITTS.

▪	Our business activities relating to the companies represented by the Index may create conflicts of interest with you.

▪	There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent.

▪	You should consider the tax consequences of investing in the MITTS.

Investor Considerations

You may wish to consider an investment in the MITTS if:

▪	You anticipate that the level of the Index will increase from the Starting Value to the Ending Value.

▪	You accept that the return on the MITTS may be zero if the level of the Index is unchanged or decreases from the Starting Value to the Ending Value.

▪	You accept that the return on the MITTS will not exceed the return represented by the Capped Value.

▪	You are willing to forgo interest payments on the MITTS, such as fixed or floating rate interest paid on traditional interest bearing debt securities.

▪	You want exposure to the Index with no expectation of dividends or other benefits of owning the stocks included in the Index.

▪

You are willing to accept that there is no assurance that the MITTS will be listed or remain listed on NYSE Arca. You understand that any listing does not ensure that a trading market will develop for the MITTS or that there will be liquidity in any trading market. You understand that secondary market prices for the MITTS, if any, will be affected by various factors, including our perceived creditworthiness.

The MITTS may not be an appropriate investment for you if:

▪

You anticipate that the level of the Index will decrease from the Starting Value to the Ending Value or that the Index will not appreciate sufficiently over the term of the MITTS to provide you with your desired return.

▪	You seek an investment that provides a guaranteed redemption amount above the principal.

▪	You seek a return on your investment that will not be capped at 59.10% over the Original Offering Price.

▪	You seek interest payments or other current income on your investment.

▪	You want to receive dividends or other distributions paid on the stocks included in the Index.

▪	You want assurances that there will be a liquid market if and when you want to sell the MITTS prior to maturity.

Other Provisions

If you place an order to purchase these offered securities, you are consenting to each of MLPF&S and its broker-dealer affiliate First Republic acting as a principal in effecting the transaction for your account. MLPF&S is acting as an underwriter and/or selling agent for this offering and will receive underwriting compensation from BAC.

Supplement to the Plan of Distribution

MLPF&S, First Republic, and BAI, each a broker-dealer subsidiary of BAC, are members of the Financial Industry Regulatory Authority, Inc. (formerly the National Association of Securities Dealers, Inc. (the “NASD”)) and will participate in the distribution of the MITTS. Accordingly, offerings of the MITTS will conform to the requirements of NASD Rule 2720. MLPF&S and First Republic will purchase the MITTS as principal, while BAI will use its best efforts to sell the MITTS. In the original offering of the MITTS, the MITTS will be sold in minimum investment amounts of 100 units.

MLPF&S, First Republic, and BAI may use this Note Prospectus for offers and sales in secondary market transactions and market-making transactions in the MITTS but are not obligated to engage in such secondary market transactions and/or market-making transactions. MLPF&S, First Republic, and BAI may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market prices at the time of the sale.

The Index

We have obtained all information regarding the Index contained in this term sheet, including its make up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P®. S&P®, which owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. The consequences of S&P® discontinuing publication of the Index are discussed in the section of product supplement MITTS-1 entitled “Description of MITTS—Discontinuance of a Market Measure—Equity-Based or Commodity Based Market Measures.” We do not assume any responsibility for the accuracy or completeness of any information relating to the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of January 30, 2009, 411 companies or 82.7% of the market capitalization of the Index traded on the New York Stock Exchange; 89 companies or 17.3% of the market capitalization of the Index traded on The NASDAQ Stock Market; and no companies traded on the NYSE Alternext U.S. stock exchange (formerly known as the American Stock Exchange). As of January 30, 2009, the aggregate market value of the companies included in the Index represented approximately 77% of the aggregate market value of stocks included in the Standard & Poor’s® Stock Guide Database of domestic common stocks traded in the U.S., excluding American depositary receipts, limited partnerships and mutual funds.

S&P® chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its Stock Guide Database of over 10,000 companies, which S&P® uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P® include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index, with the approximate percentage of the market capitalization of the Index included in each group as of January 30, 2009 indicated in parenthesis: Consumer Discretionary (8.2%); Consumer Staples (12.8%); Energy (14.1%); Financials (10.7%); Health Care (15.9%); Industrials (10.6%); Information Technology (16.2%); Materials (3.0%); Telecommunication Services (3.7%); and Utilities (4.6%). S&P® from time to time, in its sole discretion, may add companies to, or delete companies from, the Index to achieve the objectives stated above.

S&P® calculates the Index by reference to the prices of the constituent stocks of the Index without taking account of the value of dividends paid on those stocks. As a result, the return on the MITTS will not reflect the return you would realize if you actually owned the Index constituent stocks and received the dividends paid on those stocks.

Computation of the S&P 500® Index

While S&P® currently employs the following methodology to calculate the Index, no assurance can be given that S&P® will not modify or change this methodology in a manner that may affect the Redemption Amount.

Historically, the market value of any component stock of the Index was calculated as the product of the market price per share and the number of the then outstanding shares of such component stock. In March 2005, S&P® began shifting the Index half way from a market capitalization weighted formula to a float-adjusted formula, before moving the Index to full float adjustment on September 16, 2005. S&P®’s criteria for selecting stocks for the Index did not change by the shift to float adjustment. However, the adjustment affects each company’s weight in the Index.

Under float adjustment, the share counts used in calculating the Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P® defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P® calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The Index is calculated using a base-weighted aggregate methodology: the level of the Index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed value of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the Index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the Index, it serves as a link to the original base period value of the Index. The index divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the Index, and do not require index divisor adjustments.

To prevent the level of the Index from changing due to corporate actions, corporate actions which affect the total market value of the Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the Index remains constant and does not reflect the corporate actions of individual companies in the Index. Index divisor adjustments are made after the close of trading and after the calculation of the Index closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.00% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units, or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two days prior.

Changes in IWFs of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in IWFs will be made annually, in September, when IWFs are reviewed.

The following graph sets forth the monthly historical performance of the Index in the period from January 2004 through January 2009. This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the MITTS may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time over the term of the MITTS. On the pricing date, the closing level of the Index was 764.90.

Before investing in the MITTS, you should consult publicly available sources for the values and trading pattern of the Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the Index exhibiting greater volatility than in earlier periods.

License Agreement

S&P® does not guarantee the accuracy and/or the completeness of the Index or any data included in the Index. S&P® shall have no liability for any errors, omissions, or interruptions in the Index. S&P® makes no warranty, express or implied, as to results to be obtained by MLPF&S, us, holders of the MITTS or any other person or entity from the use of the Index or any data included in the Index in connection with the rights licensed under the license agreement described in this term sheet or for any other use. S&P® makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Index or any data included in the Index. Without limiting any of the above information, in no event shall S&P® have any liability for any special, punitive, indirect, or consequential damages, including lost profits, even if notified of the possibility of these damages.

S&P® and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use the Index in connection with this offering. The license agreement provides that the following language must be stated in this term sheet:

“The MITTS are not sponsored, endorsed, sold, or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the holders of the MITTS or any member of the public regarding the advisability of investing in securities generally or in the MITTS particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s® only relationship to MLPF&S and to us (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P® and of the S&P 500® Index which is determined, composed, and calculated by S&P® without regard to us or the MITTS. S&P® has no obligation to take the needs of MLPF&S, our needs or the needs of the holders of the MITTS into consideration in determining, composing, or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS, prices at which the MITTS are to initially be sold, or quantities of the MITTS to be issued or in the determination or calculation of the equation by which the MITTS are to be converted into cash. S&P® has no obligation or liability in connection with the administration, marketing, or trading of the MITTS.”

Summary Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the MITTS, including the following:

•

Although there are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of the MITTS, we intend to treat the MITTS as debt instruments for U.S. federal income tax purposes and, where required, intend to file information returns with the IRS in accordance with such treatment.

•	A U.S. Holder will be required to report original issue discount (“OID”) or interest income based on a “comparable yield” with respect to a MITTS without regard to cash, if any, received on the MITTS.

•

Upon a sale, exchange, or retirement of a MITTS prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and the holder’s tax basis in the MITTS. A U.S. Holder generally will treat any gain as ordinary interest income, and any loss as ordinary up to the amount of previously accrued OID and then as capital loss. At maturity, (i) if the actual Redemption Amount exceeds the projected Redemption Amount, a U.S. Holder must include such excess as interest income, or (ii) if the projected Redemption Amount exceeds the actual Redemption Amount, a U.S. Holder will generally treat such excess first as an offset to previously accrued OID for the taxable year, then as an ordinary loss to the extent of all prior OID inclusions, and thereafter as a capital loss.

Certain U.S. Federal Income Taxation Considerations

Set forth below is a summary of certain U.S. federal income tax considerations relating to an investment in the MITTS. The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “U.S. Federal Income Tax Summary” in product supplement MITTS-1, which you should carefully review prior to investing in the MITTS. Capitalized terms used and not defined herein have the meanings ascribed to them in product supplement MITTS-1.

General.    There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of MITTS or other instruments with terms substantially the same as the MITTS. However, although the matter is not free from doubt, under current law, each MITTS should be treated as a debt instrument for U.S. federal income tax purposes. We currently intend to treat the MITTS as debt instruments for U.S. federal income tax purposes and, where required, intend to file information returns with the IRS in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the MITTS. You should be aware, however, that the IRS is not bound by our characterization of the MITTS as indebtedness and the IRS could possibly take a different position as to the proper characterization of the MITTS for U.S. federal income tax purposes. If the MITTS are not in fact treated as debt instruments for U.S. federal income tax purposes, then the U.S. federal income tax treatment of the purchase, ownership, and disposition of the MITTS could differ materially from the treatment discussed below, with the result that the timing and character of income, gain, or loss recognized in respect of a MITTS could differ materially from the timing and character of income, gain, or loss recognized in respect of a MITTS had the MITTS in fact been treated as debt instruments for U.S. federal income tax purposes. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the tax consequences of investing in the MITTS. The following summary assumes that the MITTS will be treated as debt instruments of BAC for U.S. federal income tax purposes.

Interest Accruals.    The amount payable on the MITTS at maturity will depend on the performance of the Index. Accordingly, we intend to take the position that the MITTS will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to taxation under the “noncontingent bond method,” and the balance of this discussion assumes that this characterization is proper and will be respected. Under this characterization, the MITTS generally will be subject to the Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” established by us for determining interest accruals and adjustments with respect to a MITTS. A U.S. Holder who does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a MITTS must timely disclose and justify the use of other estimates to the IRS.

Sale, Exchange, or Retirement of the MITTS.    Upon a sale, exchange, or retirement of a MITTS prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and the holder’s tax basis in the MITTS. A U.S. Holder’s tax basis in a MITTS generally will equal the cost of that MITTS, increased by the amount of OID previously accrued by the holder for that MITTS (without regard to any positive or negative adjustments under the contingent payment debt regulations). A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the MITTS. At maturity, (i) if the actual Redemption Amount exceeds the projected Redemption Amount, a U.S. Holder must include such excess as interest income, or (ii) if the projected Redemption Amount exceeds the actual Redemption Amount, a U.S. Holder will generally treat such excess first as an offset to previously accrued OID for the taxable year, then as an ordinary loss to the extent of all prior OID inclusions, and thereafter as a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.

Tax Accrual Table.    The following table is based upon a projected payment schedule (including a projection for tax purposes of the Redemption Amount) and a comparable yield equal to 4.72% per annum (compounded annually), that we established for the MITTS. The table reflects the expected issuance of the notes on February 27, 2009 and the scheduled maturity date of February 28, 2014. This tax accrual table is based upon a projected payment schedule per $10 principal amount of the MITTS, which would consist of a single payment of $12.5952 at maturity. This information is provided solely for tax purposes, and we make no representations or predictions as to what the actual Redemption Amount will be.

Accrual Period	Interest Deemed to Accrue on MITTS During Accrual Period (per Unit of the MITTS)	Total Interest Deemed to Have Accrued on MITTS as of End of Accrual Period (per Unit of the MITTS)
February 27, 2009 to December 31, 2009	$0.3986	$0.3986
January 1, 2010 to December 31, 2010	$0.4908	$0.8894
January 1, 2011 to December 31, 2011	$0.5140	$1.4034
January 1, 2012 to December 31, 2012	$0.5382	$1.9416
January 1, 2013 to December 31, 2013	$0.5636	$2.5052
January 1, 2014 to February 28, 2014	$0.0900	$2.5952

Projected Redemption Amount = $12.5952 per unit of the MITTS.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the MITTS, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. See the discussion under the section entitled “U.S. Federal Income Tax Summary” in product supplement MITTS-1.

Additional Terms

You should read this term sheet, together with the documents listed below (collectively, the “Note Prospectus”), which together contain the terms of the MITTS and supersede all prior or contemporaneous oral statements as well as any other written materials. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the sections indicated on the cover of this term sheet. The MITTS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the MITTS.

You may access the following documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

▪	Product supplement MITTS-1 dated January 28, 2009:

http://www.sec.gov/Archives/edgar/data/70858/000119312509012723/d424b5.htm

▪	Series L MTN prospectus supplement dated April 10, 2008 and prospectus dated May 5, 2006:

http://www.sec.gov/Archives/edgar/data/70858/000119312508079745/d424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 70858.

We have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the product supplement, the prospectus supplement, and the prospectus in that registration statement, and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, we, any agent or any dealer participating in this offering, will arrange to send you the Note Prospectus if you so request by calling MLPF&S toll-free 1-866-500-5408.

Structured Investments Classification

MLPF&S classifies certain structured investments (the “Structured Investments”), including the MITTS, into four categories, each with different investment characteristics. The description below is intended to briefly describe the four categories of Structured Investments offered: Principal Protection, Enhanced Income, Market Participation and Enhanced Participation. A Structured Investment may, however, combine characteristics that are relevant to one or more of the other categories. As such, a category should not be relied upon as a description of any particular Structured Investment.

Principal Protection: Principal Protected Structured Investments offer full or partial principal protection at maturity, while offering market exposure and the opportunity for a better return than may be available from comparable fixed income securities. Principal protection may not be achieved if the investment is sold prior to maturity.

Enhanced Income: Structured Investments offering enhanced income may offer an enhanced income stream through interim fixed or variable coupon payments. However, in exchange for receiving current income, investors may forfeit upside potential on the underlying asset. These investments generally do not include the principal protection feature.

Market Participation: Market Participation Structured Investments can offer investors exposure to specific market sectors, asset classes and/or strategies that may not be readily available through traditional investment alternatives. Returns obtained from these investments are tied to the performance of the underlying asset. As such, subject to certain fees, the returns will generally reflect any increases or decreases in the value of such assets. These investments are not structured to include the principal protection feature.

Enhanced Participation: Enhanced Participation Structured Investments may offer investors the potential to receive better than market returns on the performance of the underlying asset. Some structures may offer leverage in exchange for a capped or limited upside potential and also in exchange for downside risk. These investments are not structured to include the principal protection feature.

The classification of Structured Investments is meant solely for informational purposes and is not intended to fully describe any particular Structured Investment nor guarantee any particular performance.

Product Supplement No. MITTS-1
(To Prospectus dated May 5, 2006 and Series L Prospectus Supplement dated April 10, 2008) January 28, 2009

Market Index Target-Term Securities® “MITTS®”

•

MITTS are unsecured senior notes issued by Bank of America Corporation. MITTS will have some level of principal protection on the maturity date, as specified in the applicable term sheet. Unless indicated in the applicable term sheet, MITTS will be 100% principal protected at maturity. If MITTS are less than 100% principal protected, investors must be willing to lose up to the percentage of their investment indicated in the applicable term sheet (as defined below). We will not pay interest on MITTS.

•

This product supplement describes the general terms of MITTS and the general manner in which they may be offered and sold. For each offering of MITTS, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

•

The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency exchange rate, currency index, consumer price index, or mortgage index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

•

At maturity, you will receive a cash payment per unit (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value (as defined below) to the Ending Value (as defined below), calculated as described in this product supplement. In no case will you receive a Redemption Amount that is less than a minimum redemption amount per unit (the “Minimum Redemption Amount”). The Minimum Redemption Amount may be less than, equal to, or greater than, the Original Offering Price (as defined below), as specified in the applicable term sheet.

•

If specified in the applicable term sheet, your MITTS may be “Bear MITTS,” which may pay a Redemption Amount in excess of their Original Offering Price if the value of the Market Measure decreases, and which may pay a Redemption Amount less than their Original Offering Price if the value of the Market Measure increases. We will not offer Bear MITTS in which the underlying Market Measure consists of one or more currency exchange rates. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “MITTS” shall be deemed to include a reference to Bear MITTS.

•	In the case of MITTS, unless the applicable term sheet provides otherwise:

•

If the Ending Value is greater than the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b) the sum of (i) the Base Value (as defined below) per unit and (ii) the Original Offering Price multiplied by the percentage increase of the Market Measure from the Starting Value to the Ending Value, multiplied by a Participation Rate (as defined below). If specified in the applicable term sheet, the Redemption Amount will not exceed a specified cap (the “Capped Value”).

•

If the Ending Value is less than or equal to the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b)(i) the Base Value per unit minus (ii) the Original Offering Price multiplied by the percentage decrease of the Market Measure.

•	In the case of Bear MITTS, unless the applicable term sheet provides otherwise:

•

If the Ending Value is less than the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b) the sum of (i) the Base Value per unit and (ii) the Original Offering Price multiplied by the percentage decrease of the Market Measure from the Starting Value to the Ending Value, multiplied by a Participation Rate. If specified in the applicable term sheet, the Redemption Amount will not exceed a Capped Value.

•

If the Ending Value is greater than or equal to the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b)(i) the Base Value per unit minus (ii) the Original Offering Price multiplied by the percentage increase of the Market Measure from the Starting Value to the Ending Value.

•	The Base Value will be a dollar value per unit, and may be less than, equal to, or greater than the Original Offering Price.

•

MITTS will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). The term sheet may also set forth a minimum number of units that you must purchase.

•

If provided for in the applicable term sheet, we may apply to have your MITTS listed on a securities exchange or quotation system. If approval of such an application is granted, your MITTS will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your MITTS will be listed or, if listed, will remain listed for the entire term of your MITTS.

•

One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), and Banc of America Investment Services, Inc. (“BAI”), may act as our selling agents to offer MITTS.

MITTS are unsecured and are not savings accounts, deposits, or other obligations of a bank. MITTS are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of MITTS should consider the information in “Risk Factors” beginning on page S-11. You may lose some or all of your investment in MITTS.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.	Banc of America Investment Services, Inc.

Market Index Target-Term Securities® and MITTS® are each registered service marks of our subsidiary, Merrill Lynch & Co., Inc.

SUMMARY

This product supplement relates only to MITTS and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand MITTS. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your MITTS, as well as the tax and other considerations important to you in making a decision about whether to invest in any MITTS. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in MITTS, to determine whether an investment in MITTS is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any MITTS.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement and prospectus, as well as the applicable term sheet and any index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell MITTS in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any index supplement, is accurate only as of the date on their respective front covers.

What are MITTS?

MITTS are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. MITTS will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on MITTS, including any repayment of principal, will be subject to our credit risk. Each series of MITTS will mature on the date set forth in the applicable term sheet. We cannot redeem MITTS at any earlier date. We will not make any payments on MITTS until maturity.

MITTS are designed for investors who are seeking some level of principal protection on their investment at maturity, who want exposure to a specific Market Measure, and who anticipate that the value of the Market Measure (such as the level of an index, or the level of an Exchange Rate Measure (as defined below)) will increase (or, in the case of Bear MITTS, decrease) from the Starting Value to the Ending Value over the term of MITTS. Investors in MITTS must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities. If a Capped Value is specified in the applicable term sheet, investors must be willing to accept a return that will not exceed the return represented by the Capped Value. If your MITTS are less than 100% principal protected at maturity, you must be willing to bear the risk of loss of some of your investment.

Are MITTS equity or debt securities?

MITTS are our senior debt securities, and are not secured by collateral. However, MITTS will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and you will not receive interest payments.

Unless indicated in the applicable term sheet, MITTS will be 100% principal protected at maturity, subject to our credit risk. If your MITTS are less than 100% principal protected, then at maturity, instead of receiving the Original Offering Price of your MITTS, you may receive an amount that is less than the Original Offering Price. We describe below how this amount is determined.

Is it possible for you to lose some of your investment in MITTS?

MITTS will have some level of principal protection on the maturity date, as specified in the applicable term sheet. If the applicable term sheet provides that your MITTS are not 100% principal protected at maturity (i.e., the Minimum Redemption Amount for your MITTS is less than the Original Offering Price), then you must be willing to lose up to the percentage of your investment specified in the applicable term sheet.

•

If your MITTS are less than 100% principal protected, and if the Base Value is equal to the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value is less than (or in the case of Bear MITTS, is greater than) the Starting Value, as described more fully below.

•

If your MITTS are less than 100% principal protected, and if the Base Value is greater than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value decreases (or in the case of Bear MITTS, increases) from the Starting Value by a greater percentage than the percentage difference between the Base Value and the Original Offering Price, as described more fully below.

•

If your MITTS are less than 100% principal protected, and if the Base Value is less than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Ending Value does not increase (or in the case of Bear MITTS, decrease) enough to overcome the difference between the Base Value and the Original Offering Price, as described more fully below.

The amount of your loss in each case will depend on the magnitude of the change in the value of the Market Measure from the Starting Value to the Ending Value, and the terms of your MITTS.

Further, if you sell your MITTS prior to maturity, you may find that the market value per MITTS is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	the value of one or more commodities, equity securities or other assets;

•

any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency exchange rate or currency index, consumer price index, mortgage index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your MITTS are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

MITTS may be linked to an “Exchange Rate Measure,” which will track the value of an investment in one or more currency exchange rates (each, an “exchange rate,” and together, the “exchange rates”). Each exchange rate will be expressed as the number of units of one currency (an “underlying currency”) for which one unit of another currency (the “base currency”) can be exchanged.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your MITTS.

How is the Redemption Amount calculated?

At maturity, subject to our credit risk as issuer of MITTS, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of MITTS that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Ending Value - Starting Value	))
Starting Value

•	If the Ending Value is equal to or less than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Starting Value - Ending Value	))
Starting Value

In the case of Bear MITTS, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Starting Value - Ending Value	))
Starting Value

•	If the Ending Value is equal to or greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Ending Value - Starting Value	))
Starting Value

Each of the “Minimum Redemption Amount” and the “Base Value” will be a dollar value per unit set forth in the applicable term sheet, each of which may be less than, equal to, or greater than, the Original Offering Price.

The “Participation Rate” represents the extent to which the upside performance of MITTS is affected by the upside performance (or, in the case of Bear MITTS, downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 100%, such that the upside performance of MITTS will not be leveraged.

In no event will the Redemption Amount be less than the Minimum Redemption Amount. If the applicable term sheet provides that the MITTS are less than 100% principal protected, you may receive a Redemption Amount that is less than the Original Offering Price of your MITTS. Further, if a “Capped Value” is described in the applicable term sheet, then in no event will the Redemption Amount for each unit exceed the Capped Value. We will determine the applicable Capped Value, if any, and/or the Participation Rate on the pricing date of each series of MITTS, and will specify these terms in the applicable term sheet. Your term sheet will set forth examples of payments at maturity based on hypothetical Ending Values, the Capped Value (if applicable), and the impact of the Participation Rate.

How will the Starting Value and the Ending Value be determined?

Equity-Based and Commodity-Based Market Measures

Unless otherwise specified in the applicable term sheet, for equity-based and commodity-based Market Measures, the “Starting Value” will equal the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet), as determined by the calculation agent. However, if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption

Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of MITTS—Market Disruption Events—Commodity-Based Market Measures.”

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of MITTS—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will be:

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as to an equity-based Market Measure, the average of the closing values of the Market Measure on each of a certain number of calculation days during the Maturity Valuation Period (each as defined below); and

•	as to a commodity-based Market Measure, the closing value of the Market Measure on a specific calculation day that will be set forth in the applicable term sheet.

In the event that a Market Disruption Event occurs and is continuing on a calculation day, the calculation agent will determine the Ending Value as set forth in the section “Description of MITTS—Market Disruption Events.”

With respect to an equity-based or commodity-based Market Measure, a “calculation day” means any Market Measure Business Day (as defined below) on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and the Nasdaq Stock Market, or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

Exchange Rate-Based Market Measures

Unless otherwise specified in the applicable term sheet, the “Starting Value” for MITTS linked to an Exchange Rate Measure will equal 100.

If the Market Measure consists of more than one exchange rate, in order to determine the Redemption Amount, we may assign those exchange rates an equal Exchange Rate Weighting (as defined below), or we may assign them an unequal Exchange Rate Weighting. Each Exchange Rate Weighting represents a percentage of the Starting Value on the pricing date. As may be set forth in an applicable term sheet, your MITTS also may be linked to the highest performing of (the “best-of”) two or more exchange rates or sets of exchange rates, and the Redemption Amount of your MITTS may be determined by comparison of those exchange rates or sets of exchange rates.

Unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the value of the Exchange Rate Measure on the calculation day. This value will be equal to (i) 100 plus (ii) the sum of (a) 100 times (b) the Weighted Return (as defined below) for each applicable exchange rate.

Unless otherwise set forth in the applicable term sheet, the Exchange Rate Measure will increase as sum of the Weighted Returns increases, and will decrease as the sum of the Weighted Returns decreases.

Unless otherwise set forth in the applicable term sheet, the “Weighted Return” with respect to an exchange rate will be determined by the calculation agent using one of the formulas set forth in the section entitled “Description of MITTS—The Starting Value and the Ending Value—Ending Value—Exchange Rate-Based Market Measures.” These formulas compare the applicable exchange rate or exchange rates as of the calculation day to a time on or around the pricing date, as set forth in the applicable term sheet.

With respect to an exchange rate-based Market Measure, the “calculation day” will be a business day, a Currency Business Day (each as defined below), or a day which is both a business day and a Currency Business Day. The calculation day will occur shortly before the maturity date. The applicable term sheet will set forth the calculation day applicable to your MITTS.

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If the Market Measure is not equity-based, commodity-based, or currency-based, or is a combination of the three, the applicable term sheet will set forth the manner by which the Starting Value and the Ending Value will be determined.

Is the return on MITTS limited in any way?

Yes, if the applicable term sheet for your MITTS provides for a Capped Value. In such event, your investment return, if any, is limited to the return represented by that Capped Value. Your participation in any upside potential (or, in the case of Bear MITTS, downside potential) of the Market Measure underlying your MITTS will also be impacted by the Participation Rate. Each term sheet will set forth examples of hypothetical Ending Values, and the impact of the Participation Rate and the Capped Value, if any.

Who will determine the amount to be paid at maturity?

The calculation agent will make all the calculations associated with MITTS, such as determining the Starting Value, the Ending Value, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint one of our affiliates, including MLPF&S, Merrill Lynch Capital Services, Inc. (“MLCS”), or another entity, to act as calculation agent for MITTS. See the section entitled “Description of MITTS—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, currencies, or other assets that are represented by the Market Measure?

No. An investment in MITTS does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure, or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. MITTS will be payable only in U.S. dollars, even if the Market Measure is an Exchange Rate Measure.

Who are the selling agents for MITTS?

One or more of our affiliates, including MLPF&S and BAI, will act as our selling agents in connection with each offering of MITTS and will receive a commission or an underwriting discount based on the number of units of MITTS sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with MITTS as investment advice or a recommendation to purchase MITTS. You should make your own investment decision regarding MITTS after consulting with your legal, tax, and other advisors.

How are MITTS being offered?

We have registered MITTS with the SEC in the United States. However, we will not register MITTS for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase MITTS from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

How are MITTS treated for U.S. federal income tax purposes?

We intend to treat MITTS, for U.S. federal income tax purposes, as debt instruments that provide for contingent interest. Under this treatment, MITTS with a maturity of one year or less, will be subject to special rules as described in “U.S. Federal Income Tax Summary—U.S. Holders—Income Tax Considerations—MITTS with Maturities of One Year or Less.” In the case of MITTS with a maturity of more than one year, the MITTS are considered to be issued with original issue discount. You are urged to review the section entitled “U.S. Federal Income Tax Summary” and consult your own tax advisor.

With respect to MITTS with a maturity of more than one year, you will be required to include income on MITTS over their term based upon a comparable yield, even though you will not receive any payments until maturity.

We will determine this comparable yield for each series of MITTS in accordance with regulations issued by the U.S. Treasury Department (“Treasury”), solely in order for you to determine the amount of income that you will be required to include each year as a result of your ownership of MITTS. The comparable yield is neither a prediction nor a guarantee of what the actual Redemption Amount will be, or whether the actual Redemption Amount will exceed the applicable Minimum Redemption Amount. The comparable yield determined on the pricing date will be set forth in the applicable term sheet.

Additionally, you generally will be required to recognize ordinary income on any gain realized on a sale, upon maturity, or upon another disposition of MITTS. See the section entitled “U.S. Federal Income Tax Summary.”

If you are a Non-U.S. Holder, payments on MITTS generally will not be subject to U.S. federal income or withholding tax, as long as you provide us with the required completed tax forms.

Will MITTS be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your MITTS listed on a securities exchange or quotation system. If approval of such an application is granted, your MITTS will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your MITTS will be listed or, if listed, will remain listed for the entire term of your MITTS.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of MITTS—Payment on the Maturity Date.”

Does ERISA impose any limitations on purchases of MITTS?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of MITTS unless that plan or entity has determined that its purchase, holding, or disposition of MITTS will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing MITTS will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in MITTS is subject to risk. Please refer to the section entitled “Risk Factors” beginning on page S-11 of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any MITTS.

RISK FACTORS

Your investment in MITTS entails significant risks. Your decision to purchase MITTS should be made only after carefully considering the risks of an investment in MITTS, including those discussed below, with your advisors in light of your particular circumstances. MITTS are not an appropriate investment for you if you are not knowledgeable about significant elements of MITTS or financial matters in general.

General Risks Relating to MITTS

You may not earn a return on your investment and, if the Minimum Redemption Amount is less than the Original Offering Price, then your investment may result in a loss. We will not repay you a fixed amount on your MITTS at maturity. The payment you will receive on the maturity date on your MITTS will depend on the direction of and percentage change in the value of the Market Measure to which your MITTS are linked. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk, and whether an investment in the notes is appropriate in light of the amount of your investment that you are prepared to place at risk.

If the Ending Value is less than the Starting Value (or, in the case of Bear MITTS, greater than the Starting Value), and if the Minimum Redemption Amount is less than the Original Offering Price, your investment will result in a loss, unless the Base Value exceeds the Original Offering Price by an amount sufficient to overcome the decrease (or, in the case of Bear MITTS, increase) in the value of the Market Measure from the Starting Value to the Ending Value.

Further, if the Base Value and the Minimum Redemption Amount are each less than the Original Offering Price, your investment may result in a loss if the Ending Value is not sufficiently greater than (or, in the case of Bear MITTS, sufficiently less than) the Starting Value to overcome the difference between the Base Value and the Original Offering Price.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic interest payments on MITTS as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Even if the Minimum Redemption Amount is greater than the Original Offering Price, any yield that you receive on MITTS may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in MITTS may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

If specified in the applicable term sheet, your return, if any, is limited to the return represented by the Capped Value. Although any positive return on MITTS is based on the increase (or, in the case of Bear MITTS, decrease) in the Market Measure, in no event will you receive a Redemption Amount greater than the applicable Capped Value. In other words, your opportunity to participate in possible increases (or, in the case of Bear MITTS, decreases) in the value of the Market Measure through an investment in MITTS is limited to the return represented by the Capped Value that may be set forth in the applicable term sheet.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. If a Capped Value is specified in the applicable term sheet, the appreciation potential of MITTS is limited to the return represented by the applicable Capped Value. In addition, if so specified in the applicable term sheet, the appreciation potential of MITTS may be limited by a Participation Rate that is less than 100%. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components. Similarly, in the case of Bear MITTS, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the applicable value of the Market Measure or the components of the Market Measure.

Your return on equity-based or commodity-based MITTS, if any, also will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your MITTS, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of Bear MITTS, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, our affiliates may have expressed views on expected movements in a Market Measure or the components of a Market Measure, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or its components from multiple sources and you should not rely on the views expressed by our affiliates.

In seeking to provide you with what we believe to be commercially reasonable terms for MITTS while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing MITTS. In determining the economic terms of MITTS, and consequently the potential return on MITTS to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering MITTS. In structuring the economic terms of MITTS, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell your MITTS in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of MITTS, namely the selling agent commissions or underwriting discount paid in respect of MITTS and other costs associated with MITTS, and compensation for developing and hedging MITTS. The quoted price of any of our affiliates for MITTS, or the listed price in the case of listed MITTS, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your MITTS are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your MITTS in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, selling agent commissions or underwriting discounts paid with respect to, and the developing and hedging costs associated with, MITTS.

We cannot assure you that a trading market for your MITTS will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list MITTS on any securities exchange. Even if an application were made to list your MITTS, we cannot assure you that the application will be approved or that your MITTS will be listed and, if listed, that it will remain listed for the entire term of MITTS. We cannot predict how MITTS will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of MITTS on any securities exchange will not necessarily ensure that a trading market will develop for MITTS, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for MITTS will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your MITTS in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for MITTS that it offers, but it is not required to do so. Any such selling agent may discontinue its market-making activities as to any series of MITTS at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of MITTS. Any price at which the selling agent may bid for, offer, purchase, or sell any MITTS may differ from the values determined by pricing models that may be used by that selling agent, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those MITTS might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of MITTS, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those MITTS could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure. Changes in the value of the Market Measure during the term of MITTS before the applicable Maturity Valuation Period or the applicable calculation day will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value. No other values of the Market Measure will be taken into account. As a result, you may receive a Redemption Amount that is not significantly higher than the Minimum Redemption Amount (or in the case of MITTS that are less than 100% principal protected, a Redemption Amount that is less than the Original Offering Price of your MITTS), even if the value of the Market Measure has increased (or in the case of Bear MITTS, decreased) at certain times during their term before decreasing to a value below the Starting Value (or, in the case of Bear MITTS, increasing to a higher value) during the Maturity Valuation Period or on the applicable calculation day.

If the Market Measure to which your MITTS are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your MITTS may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the value of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of Bear MITTS. Therefore, in calculating the Market Measure as of any time, increases (or in the case of Bear MITTS, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of Bear MITTS, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the value of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your MITTS.

The respective publishers of the Market Measures may adjust such Market Measure or any component of a Market Measure in a way that affects its value, and these respective publishers have no obligation to consider your interests. The publishers of a Market Measure (each a “Market Measure Publisher”) can add, delete, or substitute the components included in a Market Measure or make other methodological changes that could change the value of such Market Measure. You should realize that the changing of companies, commodities, or other components included in a Market Measure may affect such Market Measure, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure. Any of these actions could adversely affect the value of your MITTS. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure.

Exchange rate movements may impact the value of MITTS. MITTS will be denominated in U.S. dollars. If the value of any equity-based or commodity-based Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or in the case of Bear MITTS, decreases) against the currencies of that Market Measure or its components, the value of the Market Measure or its components may be adversely affected and the Redemption Amount may be reduced. Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the applicable Market Measure and its components and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If the Market Measure consists of one or more currency exchange rates, please see the section below, “—Risks Relating to Exchange Rate-Based Market Measures” for additional risk factors relating to changes in exchange rates.

If you attempt to sell MITTS prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your MITTS redeemed prior to maturity. If you wish to liquidate your investment in MITTS prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your MITTS or no market at all. Even if you were able to sell your MITTS, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of MITTS from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Because the Redemption Amount is tied to the Ending Value, determined by reference to the values of the Market Measure during the Maturity Valuation Period or on the applicable calculation day, we anticipate that the market value of MITTS at any time will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities, commodities, currencies, or other assets of the Market Measure are traded, and the market segments of which these assets are a part. Even if the value of the Market Measure increases (or in the case of Bear MITTS, decreases) after the applicable pricing date, if you are able to sell your MITTS before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined. If you sell your MITTS when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of Bear MITTS is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your MITTS. In general, the market value of MITTS will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, while the reverse will be the case as to Bear MITTS. However, as the value of the Market Measure increases or decreases, the market value of MITTS is not expected to increase or decrease at the same rate. In addition, if a Capped Value is specified in the applicable Term Sheet, because the Redemption Amount will not exceed that Capped Value, we do not expect that MITTS will trade in the secondary market above that Capped Value.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your MITTS may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of MITTS. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of MITTS.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets, commodities markets, and foreign exchange markets generally, may affect the value of the Market Measure and the value of MITTS. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your MITTS may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of MITTS. In general, if U.S. interest rates increase, we expect that the market value of MITTS will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of MITTS will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of MITTS may be adversely affected. If the applicable Market Measure is an exchange rate, increases or decreases in interest rates in the countries in which each base currency and each underlying currency are issued may affect the economies of these countries, and in turn, the respective exchange rates, which may adversely affect the market value of your MITTS. In addition, increases or decreases in the level of interest rates in the country that issued the base currency which are greater than or less than those of the country that issued the underlying currency may also adversely impact the applicable exchange rate, and therefore, the value of your MITTS.

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Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of MITTS will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your MITTS will increase. We expect that the opposite will be the case as Bear MITTS.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of an underlying currency for which one unit of a base currency can be exchanged. An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your MITTS includes any equity-based or commodity-based non-U.S. Market Measure, changes in and the volatility of the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact value of your MITTS, and the Redemption Amount may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable equity-based or commodity-based non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable equity-based or commodity-based non-U.S. Market Measure. If the Market Measure of your MITTS includes such a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your MITTS.

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Time to Maturity. As the time remaining to maturity of your MITTS decreases, we anticipate that your MITTS may have a market value that may be different from that which would be expected based on the levels of market interest rates and the Market Measure. This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of MITTS will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of MITTS based on a given change in most of the factors listed above will be less if it occurs later in the term of MITTS than if it occurs earlier in their term. However, we expect that the effect on the market value of MITTS of a given change in the value of the Market Measure will be greater if it occurs later in the term of MITTS than if it occurs earlier in the term of MITTS.

Payments on MITTS are subject to our credit risk, and changes in our credit ratings are expected to affect the value of MITTS. MITTS are our senior unsecured debt securities. As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date. This will be the case even if the value of the Market Measure increases (or in the case of Bear MITTS, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the market value of MITTS. However, because your return on MITTS depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to MITTS.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures, or futures or options contracts on Market Measures or the components of the Market Measures for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under MITTS. These transactions could affect the value of these components and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in MITTS. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure. Temporary increases or decreases in the value of the Market Measure or the components of a Market Measure may also occur as a result of the purchasing activities of other market participants. Consequently, the values of such Market Measure or component may change subsequent to the pricing date of an issue of MITTS, affecting the value of the Market Measure and therefore the market value of MITTS.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities, commodities, currencies, or other assets represented by the Market Measure or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under MITTS. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in MITTS.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date. We may seek competitive terms in entering into the hedging arrangements for MITTS, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under MITTS. This hedging activity could increase (or in the case of Bear MITTS, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of MITTS and in connection with the determination of the Ending Value, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of MITTS. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of MITTS increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your MITTS and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your MITTS, could be adverse to your interests as a beneficial owner of MITTS.

Our hedging activities may affect your return at maturity and the market value of MITTS. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may increase or decrease the market value of your MITTS during the Maturity Valuation Period or on the applicable calculation day and the applicable Redemption Amount. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in MITTS. We or any of our affiliates, including MLPF&S, may hold or resell MITTS. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your MITTS prior to maturity or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for MITTS and, as such, will determine the Starting Value, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, in connection with judgments that it would be required to make if the publication of an index is discontinued, in connection with its determination as to whether the value of an exchange rate can be obtained on a particular calculation day, or in connection with judgments that it would be required to make if the value of an exchange rate is unavailable. See the sections entitled “Description of MITTS—Market Disruption Events,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of MITTS are uncertain, and may be adverse to a holder of the MITTS. No statutory provisions, regulations, published rulings, or other judicial decisions address the characterization of MITTS or other instruments with terms substantially the same as MITTS for U.S. federal income tax purposes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in MITTS are not certain. We intend to treat MITTS as debt instruments for U.S. federal income tax purposes. Accordingly, you should consider the tax consequences of investing in MITTS, aspects of which are uncertain. See the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in MITTS.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your MITTS are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. MITTS are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in MITTS will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your MITTS may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value. Additionally, the values of certain equity based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks. Your MITTS will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your MITTS are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. Equity-based Market Measures that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. Therefore, the return on your MITTS will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in an equity-based Market Measure and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, neither we nor any of our affiliates, including MLPF&S, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of MITTS or will have any obligation of any sort with respect to MITTS. As a result, none of those companies will have any obligation to take your interests as holders of MITTS into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the MITTS.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including

MLPF&S, at the time of any offering of MITTS or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your MITTS. Any of these activities may affect the market value of your MITTS. We, or any of our affiliates, do not make any representation to any purchasers of MITTS regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of MITTS should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in MITTS. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your MITTS are linked is commodity-based, ownership of MITTS will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which your MITTS are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of MITTS.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your MITTS in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of MITTS in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of MITTS. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of MITTS.

MITTS linked to a commodity-based Market Measure will not be regulated by U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in MITTS linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because MITTS linked to a commodity-based Market Measure will not be interests in a commodity pool, such MITTS will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. MITTS linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Rate-Based Market Measures

If the Market Measure to which your MITTS are linked consists of one or more currency exchange rates, your return will depend on the Exchange Rate Measure. The Redemption Amount of your MITTS will depend on the movement of the Exchange Rate Measure. The Exchange Rate Measure may decrease, and even if it increases, it may not be sufficiently high to cause the Redemption Amount to exceed the Minimum Redemption Amount. In addition, if your MITTS are linked to the highest performing of two or more Exchange Rate Measures, only the highest Ending Value of each applicable Exchange Rate Measure will be used in determining the Redemption Amount.

If the Market Measure to which your MITTS are linked consists of two or more exchange rates or sets of exchange rates, changes in the values of the underlying exchange rates may offset each other. If the Market Measure to which your MITTS are linked consists of a set of exchange rates or the highest performing of two or more sets of exchange rates, as the case may be, changes in those exchange rates may not correlate with each other. At a time when the value of one or more of the exchange rates changes, the values of the other exchange rates may not change as much or may even change in the opposite direction. Therefore, in calculating the Ending Value of the Exchange Rate Measure for those MITTS, changes in the values of one or more of the exchange rates may be moderated, or more than offset, by lesser changes, or changes in the opposite direction, in the values of the other exchange rates, particularly if the exchange rates that change are of relatively low weight.

The return on MITTS linked to an Exchange Rate Measure depends on the applicable exchange rates, which are affected by many complex factors outside of our control. The value of any currency exchange rate may be affected by complex political and economic factors. Each exchange rate is at any moment a result of the supply and demand for the applicable base currency relative to its applicable underlying currency, and changes in an exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the originating country of each underlying currency or base currency, including economic, financial, regulatory, social, and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in those countries, all of which are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments in those countries and other countries important to international trade and finance.

Certain relevant information relating to the countries that have issued one or more of the relevant currencies may not be as well known or as rapidly or thoroughly reported in the U.S. as is comparable information relating to the U.S. economy. You should be aware of the possible lack of availability of important information that can affect the value of the applicable currencies, particularly relative to the U.S. dollar, and you may need to make special efforts to obtain that information on a timely basis.

The exchange rate or rates on which your MITTS are based could be affected by the actions of the applicable governments. Foreign exchange rates either can be fixed by sovereign governments or they may be floating. Exchange rates of most economically developed nations and many developing nations are permitted to fluctuate in value relative to other currencies. However, governments sometimes do not allow their currencies to float freely in response to economic forces, as is the case with the Chinese renminbi (yuan). The applicable governments may use a variety of techniques, such as intervention by their central bank or the imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter an exchange rate or relative exchange characteristics by devaluating or revaluating that currency. As a result, a special risk in purchasing exchange rate-based MITTS is that their liquidity, market value, and Redemption Amount could be affected by the actions of sovereign governments, which could change or interfere with otherwise freely determined currency valuation, fluctuations in response to other market forces, and the movement of such currencies across borders. Unless otherwise set forth in the applicable term sheet, there will be no adjustment or change in the terms of your MITTS in the event that an exchange rate should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments (except for the limited instance of the issuance of a replacement currency, as more fully described below in the section entitled “Description of MITTS—Discontinuance of a Market Measure—Exchange Rate-Based Market Measures”) affecting any currency.

Even though currencies trade around-the-clock, your MITTS will not trade around-the-clock and the prevailing market prices for your MITTS may not reflect the underlying exchange rates. The interbank market in foreign currencies is a global, around-the-clock market. Unlike the market for MITTS, the hours of trading for your MITTS will not conform to the hours during which any applicable currency is traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the market price of your MITTS. The possibility of these movements should be taken into account in relating the value of your MITTS to movements occurring in the underlying foreign exchange markets.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information. However, this information will not necessarily be reflected in the value of the applicable exchange rates used to calculate the Redemption Amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for you to obtain timely, accurate data about the state of the underlying foreign exchange markets.

Suspensions or disruptions of market trading in the applicable currencies may adversely affect the value of your MITTS. The currency markets are subject to temporary distortions and other disruptions due to a variety of factors. These factors include government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators. Any of these factors could impact the value of the applicable currencies and, therefore, adversely affect the value of your MITTS.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing MITTS.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of MITTS for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under MITTS.

DESCRIPTION OF MITTS

General

Each series of MITTS will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of MITTS supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of MITTS will be set forth in the applicable term sheet. MITTS will mature on the date set forth in the applicable term sheet.

We will not pay interest on MITTS.

MITTS will have some level of principal protection on the maturity date, which will be specified in the applicable term sheet. The level of principal protection may be 100%, or a lower percentage.

Prior to the applicable maturity date, MITTS are not redeemable by us or repayable at the option of any holder. MITTS are not subject to any sinking fund.

We will issue MITTS in the denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of MITTS will be set forth in the applicable term sheet. You may transfer MITTS only in whole units.

Payment on the Maturity Date

At maturity, subject to our credit risk as issuer of MITTS, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of MITTS that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Ending Value - Starting Value	))
Starting Value

•	If the Ending Value is equal to or less than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Starting Value - Ending Value	))
Starting Value

In the case of Bear MITTS, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Starting Value - Ending Value	))
Starting Value

•	If the Ending Value is equal to or greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i) Minimum Redemption Amount; and

(ii)	Base Value -	(	Original Offering Price x	(	Ending Value - Starting Value	))
Starting Value

Each of the “Minimum Redemption Amount” and the “Base Value” will be a dollar value per unit set forth in the applicable term sheet, each of which may be less than, equal to, or greater than, the Original Offering Price.

The “Participation Rate” represents the extent to which the upside performance of MITTS is affected by the upside performance (or, in the case of Bear MITTS, downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 100%, such that the upside performance of MITTS will not be leveraged.

In no event will the Redemption Amount be less than the Minimum Redemption Amount. If the applicable term sheet provides that the MITTS are less than 100% principal protected, you may receive a Redemption Amount that is less than the Original Offering Price of your MITTS. Further, if a “Capped Value” is described in the applicable term sheet, then in no event will the Redemption Amount for each unit exceed the Capped Value. We will determine the applicable Capped Value, if any, and/or the Participation Rate on the pricing date of each series of MITTS.

The Starting Value and the Ending Value

Starting Value

Equity-Based Market Measures. If the Market Measure to which your MITTS are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent.

Commodity-Based Market Measures. If the Market Measure to which your MITTS are linked is commodity-based, unless otherwise specified in the applicable term sheet, the

“Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, the Starting Value will be determined according to the Starting Value Commodity-Based Market Measure Disruption Calculation (as described below). See “—Market Disruption Events—Commodity-Based Market Measures.”

Exchange Rate-Based Market Measures. If the Market Measure to which your MITTS are linked is an Exchange Rate Measure, unless otherwise specified in the applicable term sheet, the “Starting Value” will be equal to 100.

Basket Market Measures

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. See “—Basket Market Measures.”

Ending Value

Equity-Based Market Measures. If the Market Measure to which your MITTS are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will be determined by the calculation agent and will equal the average of the closing values of the Market Measure determined on each of a certain number of calculation days, which may be one or more, during the Maturity Valuation Period. The timing and exact number of calculation days in the Maturity Valuation Period will be set forth in the applicable term sheet. If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Market Measure for such non-calculation day, and as a result, the Ending Value, as follows:

•

The closing value of the Market Measure for the applicable non-calculation day will be deemed to be the closing value of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure for the next calculation day will also be deemed to be the closing value for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances; or

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Ending Value will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

See “—Market Disruption Events—Equity-Based Market Measures.”

Commodity-Based Market Measures. If the Market Measure to which your MITTS are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the closing value of the Market Measure on a specified calculation day, provided that if a Market Disruption Event occurs on that date the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled calculation day is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the Ending Value will equal the closing value of the Market Measure on the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation described below. If no such days occur prior to the second scheduled Market Measure Business Day before the maturity date of the MITTS, the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the MITTS in a manner which the calculation agent considers commercially reasonable under the circumstances.

For MITTS linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the calculation day, the closing value of the Market Measure, and thus the Ending Value will be determined by the calculation agent using the following “Ending Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each Market Measure component which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price on the calculation day.

(2)	With respect to each Market Measure component which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the calculation day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Market Measure on the calculation day and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above, using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Exchange Rate-Based Market Measures. If the Market Measure to which your MITTS are linked is an Exchange Rate Measure, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the value of the Exchange Rate Measure on the calculation day. The value of the “Exchange Rate Measure” will equal (i) 100 plus (ii) the sum of (a) 100 times (b) the Weighted Return for each applicable exchange rate.

If your MITTS are linked to a Market Measure which tracks an investment in the “best-of” two or more sets of Exchange Rate Measures, the “Ending Value” will be determined based upon the Exchange Rate Measure that has the highest Ending Value on the calculation day, as described in the applicable term sheet. For such MITTS, we refer to that Exchange Rate Measure as the “Highest Exchange Rate Measure.”

Unless otherwise set forth in the applicable term sheet, an Exchange Rate Measure will increase as the value of the sum of the Weighted Returns increases, and will decrease as the value of the sum of the Weighted Returns decreases.

The “calculation day” will be a business day (as defined below), a Currency Business Day (as defined below), or a day which is both a business day and a Currency Business Day. The calculation day will occur shortly before the maturity date. The applicable term sheet will set forth the applicable definition for the calculation day.

The “Weighted Return” with respect to an exchange rate will be determined by the calculation agent using one of the following formulas:

(a)	Exchange Rate Weighting x	(	Final Exchange Rate - Initial Exchange Rate	)	;
Initial Exchange Rate

(b)	Exchange Rate Weighting x	(	Final Exchange Rate - Initial Exchange Rate	)	;
Final Exchange Rate

(c)	Exchange Rate Weighting x	(	Initial Exchange Rate - Final Exchange Rate	)	; or
Initial Exchange Rate

(d)	Exchange Rate Weighting x	(	Initial Exchange Rate - Final Exchange Rate	)	.
Final Exchange Rate

The applicable formula will depend upon the market convention used for quoting the actual exchange rate, and the terms of the applicable MITTS, and will be set forth in the applicable term sheet.

Unless otherwise set forth in the applicable term sheet, the formulas in (a) and (b) above will result in the Weighted Return being negative when the value of the underlying currency appreciates relative to the base currency, and being positive when the value of the underlying currency depreciates relative to the base currency. Unless otherwise set forth in the applicable term sheet, the formulas in (c) and (d) above will result in the Weighted Return being positive when the value of the underlying currency appreciates relative to the base currency and being negative when the value of the underlying currency depreciates relative to the base currency.

Unless otherwise set forth in the applicable term sheet, the “Initial Exchange Rate” will equal the value of the applicable exchange rate, as determined by the calculation agent, at the specified time (as set forth in the applicable term sheet) on the pricing date.

The “Final Exchange Rate” will equal the value of the applicable exchange rate, as determined by the calculation agent, at the specified time (as set forth in the applicable term sheet) on the calculation day.

The “Exchange Rate Weighting” will be the weighting, expressed as a percentage, assigned to each exchange rate on the pricing date, as set forth in the applicable term sheet. These weightings may or may not be equal. The sum of each Exchange Rate Weighting will equal 100%. If your MITTS are linked to an Exchange Rate Measure that is based on a single exchange rate, the Exchange Rate Weighting of that exchange rate will be equal to 100%.

A “business day,” unless otherwise set forth in the applicable term sheet, means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close and those banks are open for dealing in a foreign exchange and foreign currency deposits.

A “Currency Business Day,” unless otherwise set forth in the applicable term sheet, means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in any of the countries which issue the applicable currency are authorized or required by law, regulation, or executive order to close and those banks are open for dealing in foreign exchange and foreign currency deposits.

With respect to all exchange rate-based MITTS, unless otherwise set forth in the applicable term sheet, if the calculation agent determines that the scheduled calculation day is not a business day and/or a Currency Business Day, as applicable, by reason of an extraordinary event, occurrence, declaration, or otherwise, the calculation agent will determine the Ending Value on the next applicable business day and/or Currency Business Day, as applicable. If no such days occur prior to the second scheduled business day before the maturity date of the MITTS, the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent on that day in a manner which the calculation agent considers commercially reasonable under the circumstances.

Other Market Measures

If the Market Measure is not equity-based, commodity-based, or exchange rate-based, or is a combination of the three, the applicable term sheet will set forth the manner by which the Starting Value and the Ending Value will be determined.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	A material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues.

(2)	The exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules.

(3)	Failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component.

(4)	A suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time.

(5)	Any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable MITTS.

For MITTS linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the pricing day, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Value”) and the “Starting Value” for that Market Measure using the following “Starting Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure component and which is not affected by the Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Value and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure component and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	the calculation agent will establish the Initial Market Measure Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date;

b.	the calculation agent will adjust the Initial Market Measure Value for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on each Market Measure Business Day to, and including, the third scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the fourth scheduled Market Measure Business Day) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances; and

c.	the final term sheet will set forth the Initial Market Measure Value, a brief statement of the facts relating to the establishment of the Initial Market Measure Value (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Market Measure Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based, commodity-based, or exchange rate-based, or is a combination of the three, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of MITTS.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Market Measure

Equity-Based or Commodity-Based Market Measures

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of MITTS is linked, or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment on the Maturity Date.” Upon any selection by the calculation agent of a successor market measure, we will cause notice to be given to holders of the MITTS.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any of the calculation days or the calculation day, as applicable,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Maturity Valuation Period or calculation day, as applicable, and the calculation agent determines that no successor market measure is available at that time, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a calculation day. The calculation agent will make available to holders of the MITTS information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your MITTS are linked may adversely affect trading in the MITTS.

Exchange Rate-Based Market Measures

If a base currency applicable to your MITTS is replaced by a successor monetary unit (the “New Currency”) as the legal tender of the base currency’s country or jurisdiction, the calculation agent will, when determining the applicable Weighted Return, calculate the applicable Final Exchange Rate by using the exchange rate of the applicable underlying currency relative to the New Currency on the calculation day, multiplied by a fraction, the numerator of which will be “1” and the denominator of which will be the number of units of the applicable base currency represented by one unit of the New Currency. Conversely, in the event an underlying currency applicable to your MITTS is replaced by a New Currency, the calculation agent will, when determining the applicable Weighted Return, calculate the Final Exchange Rate by using the exchange rate of the New Currency relative to the applicable base currency on the calculation day, multiplied by the number of units of the applicable underlying currency represented by one unit of the New Currency. No other changes will be made to the terms of your MITTS as a result of such replacement.

As an example of the calculation described above, if a base currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of that base currency, the Final Exchange Rate would be calculated by using the applicable exchange rate of the applicable underlying currency (relative to the New Currency) multiplied by 1/1,000. Alternatively, if an underlying currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of that underlying currency, the Final Exchange Rate would be calculated by using the applicable exchange rate of the New Currency (relative to the applicable base currency) multiplied by 1,000.

Basket Market Measures

If the Market Measure to which your MITTS are linked is a Basket (other than Market Measures that include an exchange rate, which are discussed above), the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial

Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on a calculation day and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding MITTS as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, Market Measure Business Days, calculation days and non-calculation days, and calculations related to the discontinuance of any Market Measure. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S, MLCS, or one of our other affiliates as the calculation agent for each series of MITTS. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

MITTS will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of MITTS in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as MITTS are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of MITTS occurs and is continuing, the amount payable to a holder of MITTS upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment on the Maturity Date,” determined as if MITTS matured on the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the

United States Bankruptcy Code, to the Original Offering Price of your MITTS. In case of a default in payment of MITTS, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your MITTS listed on a securities exchange or quotation system. If approval of such an application is granted, your MITTS will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your MITTS will be listed or will remain listed for the entire term of your MITTS.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S and BAI, may act as our selling agent for any offering of MITTS. Without limiting the foregoing, our affiliates First Republic Securities Company, LLC, Banc of America Securities LLC, and Banc of America Investment Services, Inc. may act as a selling agent. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-13 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of MITTS sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase MITTS.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with MITTS as investment advice or a recommendation to purchase any MITTS. You should make your own investment decision regarding MITTS after consulting with your legal, tax, and other advisors.

MLPF&S, BAI, and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in a market-making transaction for any MITTS after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of MITTS. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the Treasury (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding MITTS as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding MITTS in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with MITTS are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase MITTS upon original issuance and will hold MITTS as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment. This summary assumes that the issue price of the notes, as determined for U.S. federal income tax purposes, equals the principal amount thereof.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of MITTS, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of MITTS that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds MITTS, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding MITTS should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of MITTS.

Tax Characterization of MITTS

Although, there are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of MITTS or other instruments with terms substantially the same as MITTS, we intend, unless otherwise specified in the applicable term sheet, to treat MITTS as debt instruments for U.S. federal income tax purposes and, where required, intend to file information returns with the IRS in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of MITTS. You should be aware, however, that the IRS is not bound by our characterization of MITTS as indebtedness and the IRS could possibly take a different position as to the proper characterization of MITTS for U.S. federal income tax purposes. If MITTS are not in fact treated as debt instruments for U.S. federal income tax purposes, then the U.S. federal income tax treatment of the purchase, ownership, and disposition of MITTS could differ materially from the treatment discussed below with the result that the timing and character of income, gain, or loss recognized in respect of

MITTS could differ materially from the timing and character of income, gain, or loss recognized in respect of MITTS had the MITTS in fact been treated as debt instruments for U.S. federal income tax purposes.

U.S. Holders – Income Tax Considerations

MITTS with Maturities of One Year or Less

The following discussion applies to MITTS that have a term of one year or less where the Market Measure is, or includes, an Exchange Rate Measure.

Special U.S. federal income tax rules apply to MITTS with a term of one year or less where the Market Measure is, or includes, an Exchange Rate Measure. The U.S. federal income tax treatment of such MITTS is unclear in several respects. Accordingly, investors in MITTS are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning, and disposing of the MITTS.

In General

The discussion in the next two paragraphs describes the tax consequences that generally apply to each U.S. Holder who purchases a MITTS. A U.S. Holder who purchases a MITTS with a Minimum Redemption Price in excess of its issue price is subject to additional rules described below under “—MITTS Issued with Discount.”

Cash Method U.S. Holders. A U.S. Holder who is a cash method taxpayer (other than an “Electing U.S. Holder,” as defined below) will be required to include the amount received on a MITTS in excess of the issue price, if any, as ordinary income at the time it is paid. Upon the sale, exchange, or redemption of a MITTS prior to maturity, a U.S. Holder generally should recognize gain or loss in an amount equal to the difference between the amount received on the sale, exchange, or redemption and such U.S. Holder’s tax basis in the MITTS. A U.S. Holder’s tax basis generally should equal such U.S. Holder’s initial investment in the MITTS. In addition, if the U.S. Holder’s tax basis is greater than the amount received at maturity, such U.S. Holder should recognize a loss equal to such excess. Under the special rules that apply to debt obligations that provide for payment of any amount determined by reference to the value of one or more foreign currencies, gain or loss should be characterized as ordinary income or loss to the extent that such gain or loss is attributable to fluctuations in the Exchange Rate Measure, and should otherwise be characterized as short-term capital gain or loss. The deductibility of capital losses by a U.S. Holder is subject to limitations. Absent a future clarification in current law (by administrative determination, judicial ruling or otherwise), Bank of America Corporation intends to report any payments upon a sale, exchange, or redemption of a MITTS prior to maturity entirely as gross proceeds.

Electing U.S. Holders and Accrual Method U.S. Holders. Under the Code, a U.S. Holder who is a cash method taxpayer may elect to currently include income with respect to all notes with a term of one year or less that it acquires on or after the first day of the taxable year to which the election applies. Although not free from doubt, a U.S. Holder who makes, or has made, such an election (an “Electing U.S. Holder”) and a U.S. Holder who is an accrual method taxpayer generally should not include income on a MITTS until the amount is fixed or paid, and are otherwise generally subject to the rules described in the preceding paragraph.

MITTS Issued with Discount

If the Minimum Redemption Amount exceeds the MITTS’s issue price, such excess will be treated as “discount” subject to the following additional rules. For cash method U.S.

Holders (other than Electing U.S. Holders), any gain from the sale, exchange, or redemption of a MITTS prior to maturity will be treated as ordinary income to the extent of the amount of any discount that has accrued (on a straight line basis, or, upon election, under a constant yield method based on daily compounding) through the date of sale and any balance (other than gain properly attributable to fluctuations in the Exchange Rate Measure which, as described above, should be characterized as ordinary income) should be characterized as short-term capital gain. In addition, such U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the MITTS in an amount equal to the accrued discount on a MITTS deferred by reason of its method of accounting until the deferred discount is included in income. A U.S. Holder who is either an Electing U.S. Holder or an accrual method taxpayer will be required to include such discount on a MITTS in income as it accrues (on a straight line basis, or, upon election, under a constant yield method based on daily compounding), and such U.S. Holder’s tax basis in the MITTS will be increased by any discount included in income by such U.S. Holder.

MITTS with Maturities of More than One Year

The following discussion applies to MITTS that have a term of more than one year.

Interest and Original Issue Discount. The amount payable on MITTS at maturity will depend on the performance of the Market Measure. Accordingly, we intend to take the position that MITTS will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes subject to taxation under the “noncontingent bond method,” and the balance of this discussion assumes that this characterization is proper and will be respected. If the Market Measure is, or includes, an Exchange Rate Measure, the U.S. federal income tax treatment of the MITTS to a U.S. Holder will depend on whether the “denomination currency” (as defined in the applicable Treasury regulations) of such MITTS is the U.S. dollar. Unless otherwise specified in the applicable term sheet, we intend to take the position that the denomination currency of such MITTS is the U.S. dollar and the balance if this discussion so assumes. Accordingly, such MITTS are not subject to the special rules described in the Treasury regulations governing nonfunctional currency contingent payment debt instruments.

Under the characterization described above, MITTS generally will be subject to the Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report original issue discount (“OID”) or interest income based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to MITTS. A U.S. Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on MITTS must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to MITTS generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of MITTS (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to MITTS). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of MITTS.

A “projected payment schedule” with respect to MITTS generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that MITTS equal to the comparable yield. Based upon market conditions as of the date of the applicable term sheet, as determined by us for purposes of illustrating the application of the Code and the Treasury regulations to MITTS, we will set forth in that term sheet the “projected payment schedule.” This projected payment schedule will consist of a projection for tax purposes of the Redemption Amount. The actual “projected payment schedule” will be completed on the pricing date, and included in the final term sheet. You should be aware that this amount is not calculated or provided for any purposes other than the determination of a U.S. Holder’s interest accruals and adjustments with respect to MITTS for U.S. federal income tax purposes. By providing the projected payment schedule, we make no representations regarding the actual amounts of payments on MITTS.

Based on the comparable yield and the projected payment schedule of MITTS, a U.S. Holder of MITTS (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the MITTS for each day in the taxable year on which the holder held the MITTS, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the MITTS, as set forth below. The daily portions of interest for MITTS are determined by allocating to each day in an accrual period the ratable portion of interest on MITTS that accrues in the accrual period. The amount of interest on MITTS that accrues in an accrual period is the product of the comparable yield on the MITTS (adjusted to reflect the length of the accrual period) and the adjusted issue price of the MITTS at the beginning of the accrual period. The adjusted issue price of MITTS at the beginning of the first accrual period will equal its issue price. The issue price of each MITTS in an issue of MITTS is the first price at which a substantial amount of those MITTS has been sold (including any premium paid for those MITTS and ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). For any subsequent accrual period, the adjusted issue price will be (1) the sum of the issue price of the MITTS and any interest previously accrued on the MITTS by a holder (without regard to any positive or negative adjustments, described below) minus (2) the amount of any projected payments on the MITTS for previous accrual periods. A U.S. Holder of MITTS generally will be required to include in income OID in excess of actual cash payments received for certain taxable years.

A U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for MITTS for the taxable year in which a contingent payment is paid (including a payment at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (1) will first reduce the amount of interest for the MITTS that a U.S. Holder would otherwise be required to include in income in the taxable year, and (2) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (A) the amount of all previous interest inclusions under the MITTS over (B) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the MITTS in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (1) and (2) will be carried forward to offset future interest income on the MITTS or to reduce the amount realized on a sale, exchange, or retirement of the MITTS and, in the case of a payment at maturity, should result in a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.

Tax Accrual Table. We expect that each term sheet for MITTS will include a table that sets forth the following information with respect to each $10 principal amount of MITTS for each of the applicable accrual periods through the maturity date of the MITTS:

•	the amount of interest deemed to have accrued during the accrual period; and

•	the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period.

The table will be based upon a projected payment schedule (including a projected Redemption Amount) and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable term sheet. Please note that the comparable yield is likely to change between the date of any preliminary term sheet and the date of the related final term sheet. Therefore, the projected payment schedule included in any preliminary term sheet will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary term sheet will be revised, and the revised table will be set forth in the final term sheet prepared in connection with the initial sale of the MITTS.

Sale, Exchange, or Retirement. Upon a sale, exchange, or retirement of MITTS prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement and that holder’s tax basis in the MITTS. A U.S. Holder’s tax basis in MITTS generally will equal the cost of that MITTS, increased by the amount of OID previously accrued by the holder for that MITTS (without regard to any positive or negative adjustments). A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the MITTS. The deductibility of capital losses by a U.S. Holder is subject to limitations.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. In general, if MITTS are held for investment purposes, the amount of income or gain realized with respect to MITTS should not constitute unrelated business taxable income. However, if MITTS constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of MITTS to purchase or carry the MITTS, all or a portion of any income or gain realized with respect to such MITTS may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in MITTS should be aware that whether or not any income or gain realized with respect to MITTS which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in MITTS that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in MITTS.

Non-U.S. Holders – Income Tax Considerations

U.S. Federal Income and Withholding Tax

Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S., or a permanent establishment maintained in the U.S. if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID and any gain realized on the sale, exchange, or retirement of MITTS, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the payments on MITTS are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the MITTS certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that income on MITTS is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the U.S. as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

If a Non-U.S. Holder of MITTS is engaged in the conduct of a trade or business within the U.S. and if interest (including any OID) on the MITTS, or gain realized on the sale, exchange, or other disposition of the MITTS, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the applicable certification requirements are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—U.S. Holders – Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of MITTS. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

U.S. Federal Estate Tax

Under current law, MITTS should generally not be includible in the estate of a Non-U.S. Holder unless the individual actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of the individual’s death, payments in respect of that MITTS would have been effectively connected with the conduct by the individual of a trade or business in the U.S.

Backup Withholding and Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on MITTS, and the accrual of OID. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of MITTS before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of MITTS to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the U.S. or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the U.S. or whose U.S. partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the U.S., or a U.S. branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of MITTS to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in MITTS. Whether an investment in MITTS constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. A “loss transaction” includes a loss realized with respect to MITTS where the Market Measure is, or includes, an Exchange Rate Measure. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have for their investment in MITTS and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in MITTS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if MITTS are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest or disqualified person, unless MITTS are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of MITTS. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). The Service Provider Exemption is generally applicable for otherwise-prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person with respect to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided, that there is “adequate consideration” for the transaction. Any Plan fiduciary relying on the Service Provider Exemption and purchasing MITTS on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase MITTS, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provide fiduciary investment management services with respect to a Plan, the Service Provider Exemption may not be available, and other exemptive relief would be required as precondition for purchasing MITTS. Where MITTS are traded on a generally-recognized market, the adequate consideration determination is based on the prevailing price for MITTS on the relevant national exchange or, in the case of MITTS not traded on a national securities exchange, the current independently-quoted offering price, in both instances taking into account the size of the transaction and the marketability of MITTS. For MITTS that are not traded on a generally-recognized market, the adequate consideration determination is to be made by the fiduciary in good faith in accordance with regulations to be issued by the U.S. Department of Labor. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption.

Because we may be considered a party in interest with respect to many Plans, MITTS may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of MITTS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of MITTS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such MITTS on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing MITTS on behalf of a Plan or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in

Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of MITTS have exclusive responsibility for ensuring that their purchase, holding, and disposition of MITTS do not violate the prohibited transaction rules of ERISA or the Code or any similar laws, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing MITTS on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.

[Reverse of Note]

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note is one of a duly authorized issue of senior notes of the Issuer to be issued in one or more series under the Indenture dated January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The term Trustee shall include any additional or successor trustee appointed in such capacity by the Issuer in accordance with the terms of the Indenture.

This Note is also one of the Notes issued pursuant to the Prospectus Supplement dated April 10, 2008 to the Prospectus dated May 5, 2006 (referred to collectively herein as the “Prospectus”) for the offer and sale of the Issuer’s senior and subordinated medium-term notes, Series L (the “Notes”). The Notes may have different issue and maturity dates, bear interest at different rates and vary in such other ways as provided in the Indenture and described in the Prospectus. The specific terms of each issuance of Notes will be described in the Final Terms.

The Issuer has initially appointed the Trustee to act as the U.S. Issuing and Paying Agent, Security Registrar and Transfer Agent for the Notes. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, located at 101 Barclay Street, New York, New York, 10286, or such other location as may be specified by the Trustee and notified to the Issuer and the registered holder of this Note.

Unless specified otherwise in the Final Terms, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions.

[Intentionally Omitted]

SECTION 3. Amortizing Notes.

[Intentionally Omitted]

SECTION 4. Optional Redemption.

[Intentionally Omitted]

SECTION 5. Optional Repayment.

[Intentionally Omitted]

SECTION 6. Additional Amounts.

[Intentionally Omitted]

SECTION 7. Redemption for Tax Reasons.

[Intentionally Omitted]

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities (as defined in the Indenture) then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The determination of whether particular Securities are “outstanding” will be made in accordance with the Indenture.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Trustee in pursuance of such action.

New Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Indenture or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 10. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the resulting or acquiring entity, if other than the Issuer, is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume all the Issuer’s obligations under the Indenture; and (ii) immediately after giving effect to such transaction, the Issuer (or any resulting or acquiring entity, if other than the Issuer) is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Issuer in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Issuer’s right and powers under the Indenture.

SECTION 11. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Final Terms, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for security-printed definitive Notes, only under the circumstances described in the Indenture and (a) if this Note is a global note clearing initially through The Depository Trust Company (“DTC”), DTC notifies the Issuer that it is unwilling or unable to continue as depository for the DTC global note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (b) in the case of any other registered global note, if the Issuer is notified that any clearing system through which this Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory or otherwise) after the original issuance of the relevant notes or has announced an intention to cease business permanently or has in fact done so and no alternative clearance system approved by the applicable noteholders is available; or (c) the Issuer, in its sole discretion, elects to issue definitive registered notes; or (d) after the occurrence of an Event of Default with respect to this Note, beneficial owners representing a majority in principal amount of the Notes represented by this Note advise the relevant clearing system through its participants to cease acting as a depository for this Note.

In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in Authorized Denominations only and will be issued in registered form only, without coupons.

Subject to the terms of the Indenture, if the Notes are held in definitive form, a holder may exchange its Notes for other Notes of the same series in an equal aggregate principal amount and in Authorized Denominations.

Notes in definitive form may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Issuer may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Issuer may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Issuer will be required to maintain a security registrar and transfer agent in each place of payment for the Notes of this series. At any time, the Issuer may designate additional transfer agents for the Notes of this series.

The Issuer will not be required to (a) issue, exchange, or register the transfer of this Note if it has exercised its right to redeem the Notes of the series of which this Note is a part for a period of 15 calendar days before the redemption date, or (b) exchange or register the transfer of any Notes of the series of which this Note is a part that were selected, called, or are being called for redemption, except the unredeemed portion of the Notes of the series of which this Note is a part, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 13. Events of Default. If an Event of Default (defined in the Indenture as (a) the Issuer’s failure to pay the principal or premium, if any, on the Notes; (b) the Issuer’s failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Issuer’s breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Issuer) shall occur with respect to this Note, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 14. Defeasance. Unless otherwise specified in the Final Terms, the provisions of Article Fourteen of the Indenture do not apply to this Note.

SECTION 15. Specified Currency.

[Intentionally Omitted]

SECTION 16. Original Issue Discount Note.

[Intentionally Omitted]

SECTION 17. Dual Currency Note.

[Intentionally Omitted]

SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the Security Registrar and such other documents or proof as may be required by the Issuer and the Security Registrar shall be delivered to the Security Registrar, the Security Registrar shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the Security Registrar that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the Security Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the Final Terms, “Business Day” means, a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in New York City or

Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for any Note where the base rate is LIBOR, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Final Terms) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR, also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating (a “Target Settlement Date”); and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the Specified Currency.

Unless specified otherwise in the Final Terms, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

SCHEDULE OF TRANSFERS, EXCHANGES AND EXTENSIONS

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Redemption, Repayment or Extension, as Applicable

Increase (Decrease) in

Principal Amount of

this Note Due to

Transfer Among

Global Notes or

Redemption,

Repayment or Non-

Election of Extension

of Maturity Date of a

Portion of Global

Note, as Applicable

	Principal Amount of this Note After Transfer, Redemption, Repayment or Extension, as Applicable	Notation made by or on behalf of the Issuer